As filed with the Securities and Exchange Commission on September 12, 1995
                                           Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-3
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                           TIME WARNER INC.
        (Exact name of registrant as specified in its charter)

    Delaware
 (State or other
 jurisdiction of                                             13-1388520
 incorporation or                                         (I.R.S. Employer
 organization)                                           Identification No.)

                         75 Rockefeller Plaza
                         New York, N.Y. 10019
                            (212) 484-8000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Peter R. Haje
       Executive Vice President, Secretary and General Counsel
                           Time Warner Inc.
                         75 Rockefeller Plaza
                         New York, N.Y. 10019
                            (212) 484-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copies to:
                     William P. Rogers, Jr., Esq.
                       Cravath, Swaine & Moore
                           Worldwide Plaza
                          825 Eighth Avenue
                      New York, N.Y. 10019-7415
                            (212) 474-1270

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                   CALCULATION OF REGISTRATION FEE


                                        Proposed      Proposed
                                        Maximum        Maximum
  Title of Each Class      Amount to    Offering      Aggregate      Amount of
  of Securities to be         be         Price         Offering    Registration
     Registered           Registered    Per Share(1)   Price (1)       Fee

Common Stock, par value   16,037,160
 $1.00 per share(2)  . .    shares(3)   $40.00(4)     $641,486,400  $221,202

(1) Estimated solely for the purpose of calculating the registration fee.
(2) This Registration Statement also relates to (i) the Rights to Purchase Series A Cumulative Participating Preferred Stock (the "Series A Preferred Stock") of the Registrant associated with the shares of Common Stock, par value $1.00 per share, of the Registrant being registered hereby and (ii) such Series A Preferred Stock. Until the occurrence of certain prescribed events the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing in the case of the Common Stock, one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.
(3) Plus such indeterminate number of additional shares of Common Stock, par value $1.00 per share, as may be issuable pursuant to certain anti-dilution provisions or certain adjustment provisions under the CVI Merger Agreement described herein.
(4) Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low price of the Common Stock on September 7, 1995, as quoted per the New York Stock Exchange Composite Tape.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED     , 1995
Prospectus

                           TIME WARNER INC.

               Common Stock, par value $1.00 per share

          This Prospectus relates to 16,037,160 shares of Common Stock, par value $1.00 per share and associated rights to purchase Series A Participating Cumulative Preferred Stock (collectively referred to herein as the "Common Stock"), of Time Warner Inc., a Delaware corporation (the "Company"), issued, or issuable upon conversion or exchange of shares of Series E Preferred Stock and shares of Series F Preferred Stock (collectively, the "Preferred Stock") issued, in connection with the acquisition of Cablevision Industries Corporation and certain affiliated entities (collectively, the "Cablevision Companies") by the Company (the "Acquisition"), which shares of Common Stock are being offered for sale from time to time pursuant to this Prospectus for the account of the persons to whom such shares of Common Stock or Preferred Stock have been issued in connection with the Acquisition (the "Selling Shareholders"). This Prospectus also relates to such indeterminate number of additional shares of Common Stock as may be issued to the Selling Shareholders pursuant to the anti-dilution provisions of the Preferred Stock or certain adjustment provisions contained in the CVI Merger Agreement described herein.

          The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE"). On September 8, 1995, the last sale price on the NYSE for one share of Common Stock of the Company was $40.50.

                         --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         --------------------

          The Common Stock may be offered for sale from time to time during the periods specified herein by the Selling Shareholders originally named herein, or by certain other persons, including persons who qualify as "Holders" under the Registration Rights Agreement described herein and who are named in an amendment or supplement to this Prospectus in one or more transactions described herein on the NYSE, PSE or any other securities exchange on which the Common Stock is traded, in the over-the-counter market, in one or more private transactions or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. See "Plan of Distribution". The price at which any of the shares of Common Stock may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. It is understood that the Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, persons effecting resales of Common Stock purchased and dealers or brokers handling such transactions may be deemed (such persons not so conceding) to be "underwriters" within the meaning of the Securities Act of 1933, and the rules and regulations promulgated thereunder (the "Securities Act"), with respect to such sales.

                         --------------------

                The date of this Prospectus is       , 1995.

          No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Common Stock offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates. Neither the delivery of this Prospectus nor any sale of or offer to sell the Common Stock offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                        AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which the Common Stock is listed.

          This Prospectus forms a part of a registration statement on Form S-3 (referred to herein, including all amendments and exhibits, as the "Registration Statement") which the Company has filed under the Securities Act with respect to the Common Stock. This Prospectus does not contain all the information otherwise set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 DOCUMENTS INCORPORATED BY REFERENCE

          This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person to whom this Prospectus is delivered, on written or oral request, without charge. Requests should be directed to Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention: Shareholder Relations (telephone number (212) 484-6971).

          The following documents filed with the Commission by the Company (File No. 1-8637) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

          (1) Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995 (the "Time Warner Annual Report");

          (2) Quarterly Report on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995;

          (3) Current Reports on Form 8-K dated January 26, 1995,
     February 6, 1995, April 1, 1995, May 30, 1995, June 15, 1995,
     July 6, 1995, and August 14, 1995;

          (4) The description of the Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B filed with the Commission on December 8, 1983, pursuant to Section 12(b) of the Exchange Act, as amended by amendments on Form 8 dated January 24, 1984, August 1, 1984, and August 22, 1986 (the "Description of the Common Stock"); and

          (5) The description of the Rights to Purchase Series A Participating Cumulative Preferred Stock contained in Item 1 (Description of Securities to be Registered) of the Company's registration statement on Form 8-A and the exhibits attached thereto filed with the Commission on January 24, 1994 (the "Rights Plan").

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             THE COMPANY

          The Company is one of the largest media and entertainment companies in the world. Its businesses are conducted in five principal areas: Publishing, Music, Filmed Entertainment, Programming-HBO and Cable. Publishing consists principally of the publication and distribution of magazines and books; Music consists principally of the production and distribution of recorded music and the ownership and administration of music copyrights; Filmed Entertainment consists principally of the production and distribution of motion pictures and television programming, the distribution of video cassettes and the ownership and operation of retail stores and theme parks; Programming-HBO consists principally of the production and distribution of pay television and cable programming; and Cable consists principally of the operation of cable television systems.

          The Company was incorporated in the State of Delaware in August 1983 and is the successor to a New York corporation that was originally organized in 1922. The Company changed its name from Time Incorporated to Time Warner Inc. following its acquisition of 59.3% of the common stock of Warner Communications Inc. ("WCI") in July 1989. WCI became a wholly owned subsidiary of the Company in January 1990 upon the completion of the merger of WCI and a subsidiary of the Company.

          Time Warner Entertainment Company, L.P. ("TWE") was formed as a Delaware limited partnership in 1992 to own and operate substantially all of the Filmed Entertainment, Programming-HBO and Cable business owned and operated by Time Warner prior to such date. Certain wholly owned subsidiaries of the Company (the "Time Warner General Partners") collectively own 68.88% of the pro rata priority capital and residual equity interests in TWE and wholly owned subsidiaries of Toshiba Corporation and US West Inc. own pro rata priority capital and residual equity interests in TWE of 5.61% and 25.51%, respectively. In addition, the Time Warner General Partners own priority capital interests senior and junior to the pro rata priority capital interests. On August 31, 1995 the Company entered into agreements with Itochu Corporation and Toshiba Corporation to acquire their respective 5.61% pro rata capital and residual equity interests in TWE.

          The Company's principal executive offices are located at 75 Rockefeller Plaza, New York, New York 10019, and its telephone number is (212) 484-8000.


                           USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale from time to time of the Common Stock offered hereby. All proceeds from the sale of the Common Stock offered hereby will be for the account of the Selling Shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution" described below.

                   DESCRIPTION OF THE COMMON STOCK

          The following general summary of the Common Stock is qualified in its entirety by reference to the Company's Restated
Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which is an exhibit to the Registration Statement of which this Prospectus is a part.

          The Company is authorized by the Certificate of Incorporation to issue 750,000,000 shares of Common Stock and 250,000,000 shares of preferred stock, par value $1.00 per share. On August 31, 1995, 387,166,475 shares of Common Stock (excluding approximately 45.7 million shares of Common Stock held as treasury shares by the Company, as to which approximately 43.7 million were held by wholly owned subsidiaries of the Company) were issued and outstanding and approximately 148 million shares were reserved for issuance upon exercise of outstanding stock options and warrants and conversion of outstanding convertible securities. Also, as of August 31, 1995, 464,638 shares of the Company's Series B Preferred Stock, 3,264,508 shares of Series C Preferred Stock and 11 million shares of Series D Preferred Stock were issued and outstanding. Upon consummation of the proposed Acquisition described below, the Company will have outstanding approximately 2.5 million additional shares of Common Stock and approximately 3.25 million shares of Series E
Preferred Stock and 3.25 million shares of Series F Preferred Stock.
The Series C, D, E and F Preferred Stock are or will be, as the case may be, convertible in the aggregate into approximately 43.2 million shares of Common Stock. Each such series of Preferred Stock has a liquidation value of $100 per share and will receive, for a period of five years with respect to the Series C and E Preferred Stock and for a period of four years with respect to the Series D and F Preferred Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which such share of Preferred Stock may be converted. The Series C, D, E and F Preferred Stock are or will be, as the case may be, entitled to vote with the Common Stock on matters submitted to a vote of stockholders and will have two votes per share in any such matter. For a discussion of the Series C, D, E and F Preferred Stock reference is made to the Company's Current Report on Form 8-K dated August 14, 1995.

          The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of funds legally available therefore, subject to the rights of any preferred stock at the time outstanding.

          The holders of the Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. The holders of the Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of the Company, holders of the Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, and the aggregate liquidation preference of any preferred stock then outstanding.

          Pursuant to the Company's Certificate of Incorporation, provided that full dividends on all outstanding shares of any series of the Company's preferred stock have been paid, outstanding shares of Common Stock may be redeemed by action of the Company's Board of Directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders possessing prescribed qualifications.

          The Common Stock is listed on the New York Stock Exchange, the Pacific Stock Exchange and the International Stock Exchange of the United Kingdom and the Republic of Ireland, Ltd. Chemical Bank is the transfer agent and registrar for the Common Stock.

          Each share of Common Stock has associated with it one right (a "Right") to purchase one one-thousandth of a share of Series A Participating Cumulative Preferred Stock (or in certain cases other securities) of the Company. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of January 20, 1994, between the Company and Chemical Bank, as Rights Agent. Prior to the occurrence of certain events, including a determination by the Board of Directors following the public disclosure of a tender or exchange offer for shares of Common Stock representing 15% or more of the outstanding shares of the Common Stock, the Rights will not be represented by separate certificates and will be transferable with and only with the associated Common Stock.

          Pursuant to the Rights Agreement, in the event that, among other things, a third party acquires beneficial ownership of 15% or more of the outstanding shares of the Common Stock, each holder of Rights will be entitled to purchase securities of the Company having a market value equal to twice the purchase price thereof. In certain circumstances, including an acquisition involving 50% or more of the assets or earning power of the Company, the Rights will become exercisable to purchase common shares of the acquiror having a market value equal to twice the purchase price thereof. In addition, Rights held by an Acquiring Person (as defined in the Rights Agreement) will become null and void, nontransferable and nonexercisable.

          The Rights Agreement provides that the Rights will not become exercisable in the event of a Qualifying Offer. A "Qualifying Offer" is defined as an all-cash tender offer for all outstanding shares of the Common Stock that meets certain fairness requirements, including the provision of a written opinion of a nationally recognized investment banking firm stating that the price to be paid to stockholders pursuant to the offer is fair from a financial point of view.

          Subject to certain limitations, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The Rights will expire on January 20, 2004, unless earlier redeemed by the Company.

          The foregoing summary of certain terms of the Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, a copy of which is on file with the Commission.


                           THE ACQUISITION


          On             (the "Closing Date"), Cablevision Industries
Corporation ("CVI") and the equity interests or assets of certain affiliated companies (the "Gerry Companies" and, together with CVI, the "Cablevision Companies") were acquired by the Company pursuant to the Agreement and Plan of Merger dated as of February 6, 1995 (the "CVI Merger Agreement"), among CVI, Alan Gerry, the Company and a subsidiary of the Company, the Agreement and Plan of Merger dated as of February 6, 1995 (the "CMP Merger Agreement"), among Cablevision Management Corporation of

Philadelphia, Alan Gerry and the Company, the Agreement and Plan of Merger dated as of February 6, 1995 (the "CPI Merger Agreement"), among Cablevision Properties, Inc., Alan Gerry and the Company, the Purchase Agreement dated as of February 6, 1995 (the "Purchase Agreement"), among Alan Gerry, Cablevision Industries Limited Partnership, Cablevision Industries of Tennessee L.P., Cablevision Industries of Saratoga Associates, Cablevision of Fairhaven/Acushnet, Cablevision Industries of Middle Florida, Inc., Cablevision Industries of Florida, Inc., Cablevision Industries of Delaware, Inc., and ARA Cablevision, Inc., and certain other related agreements (the CVI Merger Agreement, the CMP Merger Agreement, the CPI Merger Agreement, the Purchase Agreement and such other related agreements, collectively, the "Acquisition Agreements").

          In connection with the Acquisition Agreements, the Company and Alan Gerry entered into a Registration Rights Agreement dated as of February 6, 1995 (the "Registration Rights Agreement"), pursuant to which certain persons, including each person that became a registered holder of Common Stock or Preferred Stock at the effective time of the merger of CVI with a wholly owned subsidiary of the Company, are entitled to certain registration rights with respect to the Common Stock (or in certain cases other securities) issued (i) in the Acquisition, (ii) pursuant to the conversion or exchange provisions of the Preferred Stock or the anti-dilution provisions thereof, (iii) pursuant to certain indemnification provisions of the Acquisition Agreements and (iv) in respect of shares covered by the foregoing clauses (i) through (iii) by way of a dividend, split, recapitalization or in certain other transactions. As used in this Prospectus, the term "Holder" refers to a person entitled to registration rights under the Registration Rights Agreement.

          On the Closing Date, the Company, Alan Gerry and certain entities controlled by Alan Gerry entered into a Stockholders' Agreement (the "Stockholders' Agreement") pursuant to which, among other things, the Holders that are parties thereto agreed to certain limitations on the time and manner in which they may dispose of the Common Stock held by them.


                         SELLING SHAREHOLDERS

          The following table sets forth as of the Closing Date, the name of each of the Selling Shareholders, the nature of any position, office or other material relationship that such Selling Shareholder has had within the past three years with the Company or any of its affiliates and the number of shares of Common Stock which each such Selling Shareholder owned as of such date, assuming the immediate conversion of all Preferred Stock held by each such Selling Shareholder. The table also sets forth the number of shares of Common Stock owned by each Selling Shareholder that may be offered for sale from time to time by this Prospectus and the number of shares of Common Stock to be held by each such Selling Shareholder assuming the sale of all the Common Stock offered hereby. The Company may amend or supplement this Prospectus from time to time to disclose the names, relationships to the Company and holdings of Common Stock of additional Selling Shareholders (each of which will be a Holder under the Registration Rights Agreement) or to update the disclosure set forth herein.

                                     Number of Shares      Number of Shares
  Name and       Number of Shares    of Common Stock        of Common Stock
Relationship     of Common Stock     Which May Be Sold     Owned Assuming the
to the Company,     Owned as of        Pursuant to This     Sale of All of the
  if any         the Closing Date       Prospectus        Shares Offered Hereby
-------------   -------------------      --------------   --------------------

Alan Gerry(1)       15,419,354(2)         15,419,354             0


Peachtree Cable        611,628(3)            611,628             0
Associates, Ltd.

W B Cable               6,178(4)               6,178             0
Limited
Partnership


                  ---------------       ---------------     ---------------

   Total             16,037,160            16,037,160            0
  --------------


(1) Alan Gerry is a member of the Partners Operating Committee of TWE. For a description of TWE, see "The Company".

(2) As of the Closing Date, Alan Gerry owned 2,479,821 shares of Common Stock, 3,106,521 shares of Series E Preferred Stock and 3,106,522 shares of Series F Preferred Stock. The conversion feature of the Preferred Stock provides holders of Preferred Stock with the right to convert one share of Preferred Stock into 2.08264 shares of the Common Stock. Accordingly, the 3,106,521 shares of Series E Preferred Stock are convertible into 6,469,765 shares of Common Stock and the 3,106,522 shares of Series F Preferred Stock are convertible into 6,469,768 shares of Common Stock.

(3) As of the Closing Date, Peachtree Cable Associates, Ltd. owned 19,977 shares of Common Stock, 142,044 shares of Series E Preferred Stock and 142,043 shares of Series F Preferred Stock. The 142,044 shares of Series E Preferred Stock are convertible into 295,827 shares of Common Stock and the 142,043 shares of Series F Preferred Stock are convertible into 295,824 shares of Common Stock. Peachtree Cable Associates, Ltd. is an affiliate of the Robert M. Bass Group, Inc.

(4) As of the Closing Date, W B Cable Limited Partnership owned 202 shares of Common Stock, 1,435 shares of Series E Preferred Stock and 1,435 shares of Series F Preferred Stock. The 1,435 shares of Series E Preferred Stock are convertible into 2,988 shares of Common Stock and the 1,435 shares of Series F Preferred Stock are convertible into 2,988 shares of Common Stock. W B Cable Limited Partnership is an affiliate of the Robert M. Bass Group, Inc.

                         PLAN OF DISTRIBUTION

          The Common Stock covered by this Prospectus may be offered for sale by the Selling Shareholders named herein (as amended from time to time) from time to time pursuant and subject to the applicable provisions of the Registration Rights Agreement and Stockholders' Agreement. Pursuant to such provisions, this Prospectus shall be available for the offer and sale of Common Stock (i) subject to certain Blackout Periods described below, during the 10 business day period immediately following the Closing Date and (ii) subject to any Blackout Periods and certain Holdback provisions described below, during each 15 business day period beginning on the third business day after the Company's public announcement of its quarterly or year-end financial results, subject, however, to certain volume limitations set forth in the Registration Rights Agreement, provided that such 15 business day period may be extended and such volume limitations may be increased in certain circumstances, as provided in the Registration Rights Agreement. Under the Registration Rights Agreement, the Company is required to maintain the effectiveness of the registration statement to which this Prospectus relates for a minimum period of 36 calendar months from the date hereof (which period may be extended under certain circumstances).

          In accordance with the terms of the Registration Rights Agreement and the Stockholders' Agreement, this Prospectus covers sales and other dispositions (i) to a third party in a transaction that complies with the volume and manner of sale provisions contained in Rule 144(e) and (f) as in effect on the Closing Date under the Securities Act of 1933 and (ii) to any third party except in any case where the Selling Stockholder or any of its Affiliates or Associates (as defined for purposes of the Stockholders' Agreement) knows or, after commercially reasonable inquiry should have known, that such third party beneficially owns or, after giving effect to such sale will beneficially own, more than 5% of the aggregate Voting Power of the Voting Securities of the Parent. "Voting Power", when used in reference to any class or series of securities of the Parent, is the power of such class or series to vote for the election of directors. "Voting Securities", when used in reference to any person, are any securities of such person having Voting Power or any securities of such person convertible into or exchangeable for any securities having Voting Power. For purposes of determining the percentage of Voting Power for any class or series beneficially owned by any person, any securities not outstanding which are subject to conversion rights, exchange rights, rights, warrants, options or similar securities held by such person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class or series beneficially owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series beneficially owned by any other person.

          Under the terms of the Registration Rights Agreement and subject to certain conditions and limitations set forth therein, the Company may determine that this Prospectus will not be usable by Holders for reasonable periods of time not in excess of 90 consecutive days (a "Blackout Period") if the Company (a) determines in good faith that the registration and distribution of the Common Stock (or use of this Prospectus) would interfere with any pending financing, acquisition, corporate reorganization or other corporate development involving the Company or any of its subsidiaries (other than a matter covered by the next sentence) or would require premature disclosure thereof, and (b) promptly gives the Holders written notice thereof, such notice to contain a general statement of the reasons for the postponement or restriction on use and an approximation of the anticipated delay. The Company shall not be entitled to initiate a Blackout Period unless it shall concurrently forbid purchases or sales in the open market by senior executives of the Company. The aggregate number of days included in all Blackout Periods during any consecutive twelve months shall not exceed the aggregate of 180 days less the number of days in such period during which the Company shall maintain in effect a Holdback as described below. The Registration Rights Agreement provides that, subject to certain conditions and limitations set forth therein, the Company may require the Holders to refrain from any public sale or distribution of the Common Stock (a "Holdback") if the Company or the underwriters for the Company determines that such transactions would adversely affect an offering of Common Stock or certain related securities by the Company.

          The Common Stock may be offered for sale at prices and on terms then prevailing on the securities exchanges where the Common Stock is traded at prices related to such prices or at negotiated prices. Such sales may be made on one or more securities exchanges or in the over-the-counter market or otherwise. Subject in all cases to the restrictions contained in the Registration Rights Agreement and the Stockholders' Agreement which are summarized above, the Common Stock may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. This Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

          In connection with distributions of the Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institution, subject to the Stockholders' Agreement, may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge the shares registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may, subject to the Stockholders' Agreement, effect sales of the pledged Common Stock pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

          Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with sales pursuant hereto. Any such remuneration will be disclosed in a prospectus or prospectus supplement filed under the Securities Act. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

          Certain costs, expenses and fees in connection with the registration of the Common Stock, including certain costs of legal counsel for the Selling Shareholders, will be borne by the Company. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Common Stock will be borne by the Selling Shareholders, as may a portion of the costs of legal counsel for the Selling Shareholders. The Selling Shareholders have agreed to indemnify the Company or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act. In addition, the Company has agreed to indemnify the Selling Shareholders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers, trustees, partners, and controlling persons, (and any agent or investment advisor thereof against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act.


                               EXPERTS

          The consolidated financial statements of the Company and TWE appearing in the Time Warner Annual Report, and the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon set forth therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Summit Communications Group, Inc. as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in the Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries as of July 31, 1993 and 1994, and for the three years ended July 31, 1994, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Vision Cable Division of Vision Cable Communications, Inc. and subsidiaries as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Cablevision Industries Corporation as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Cablevision Industries Limited Partnership and combined entities as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of KBLCOM Incorporated as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Paragon Communications as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.


                            LEGAL MATTERS

          Certain legal matters relating to the Common Stock offered hereby were passed upon for the Company by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, counsel to the Company.

                      --------------------------

          The following information is being disclosed pursuant to Florida law and is accurate as of the date of the Prospectus: A subsidiary of the Company pays royalties to Artex, S.A., a corporation organized under the laws of Cuba, in connection with the distribution in the United States of certain Cuban musical recordings. Current information concerning this matter may be obtained from the State of Florida Department of Banking & Finance, The Capital, Tallahassee, Florida 32399-0350, 904-488-9805.

           PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

SEC registration fee ........................               $221,202
Printing and engraving expenses .............                      0*
Accounting fees .............................                 25,000*
Legal fees ..................................                 87,500*
Qualification under state securities laws ...                  8,500*
Miscellaneous ...............................                      0*
                                                             --------
                                                            $342,202
--------------------

* Estimated and subject to future contingencies.


Item 15. Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of By-laws of the Company requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Certificate of

Incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7).

          The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Certificate of
Incorporation, as applicable.

          The Company's Directors' and Officers' Liability and
Reimbursement Insurance Policy is designed to reimburse the Company for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.


Item 16. Exhibits


          4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on May 26, 1993 (which is incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
               1993).

          4.2 Certificate of Ownership and Merger merging TWE Holdings Inc. into the Company as filed with the Secretary of State of the State of Delaware on September 24, 1993 (which is incorporated herein by reference to Exhibit 3.(i)(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (the "Company's 1993 Form 10-K")).

          4.3 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Rights and Qualifications of Series A Participating Cumulative Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on January 26, 1994 (which is incorporated herein by reference to Exhibit 3.(i)(c) to the Company's 1993 Form 10-K).

          4.4 By-laws of the Company, as amended through March 18, 1993 (which is incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

          4.5 Rights Agreement dated as of January 20, 1994, between the Company and Chemical Bank, as Rights Agent (which is incorporated herein by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated January 20, 1994).

          4.6  Specimen Certificate of the Company's Common Stock
               (which is incorporated herein by reference to Exhibit
               4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991).

          5 Opinion with consent of Cravath, Swaine & Moore, counsel of the Company.

          23.1 Consent of Ernst & Young LLP, Independent Auditors.

          23.2 Consent of Deloitte & Touche LLP, Independent Auditors.

          23.3 Consent of Ernst & Young LLP, Independent Auditors
               (included in Exhibit 23.1).

          23.4 Consent of Arthur Andersen LLP, Independent Public
               Accountants.

          23.5 Consent of Deloitte & Touche LLP, Independent Auditors.

          23.6 Consent of Price Waterhouse LLP, Independent
               Accountants.

          23.7 Consent of Cravath, Swaine & Moore, counsel of the
               Company (included in Exhibit 5).

          24 Powers of Attorney (which is incorporated herein by reference to Exhibit 24 to the Company's Form S-3
               Registration Statement dated August 4, 1995 (File No.
               33-61579)).


Item 17. Undertakings.

          A. Undertaking Pursuant to Rule 415.

          The Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Undertaking in Respect of Indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described and the documents referenced under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of September, 1995.


                                          TIME WARNER INC.,

                                          By: /s/ Peter R. Haje
                                              -----------------------
                                              Peter R. Haje
                                              Executive Vice President,
                                              Secretary and General Counsel


          Pursuant to the requirements of the Securities Act of 1933, this registration statement (on Form S-3) has been signed on the 12th day of September, 1995 by the following persons in the capacities and on the date indicated:

          Signature                               Title
          ---------                               -----



               *
  ----------------------------
        Gerald M. Levin                      Director,
                                             Chairman of the Board and
                                             Chief Executive Officer


               *
  ----------------------------
       Richard D. Parsons                    Director and President




               *
  ----------------------------
       Richard J. Bressler                   Senior Vice President and
                                             Chief Financial Officer

          Signature                               Title
          ---------                               -----


               *
  ----------------------------
          John A. LaBarca                    Vice President and Controller




               *
  ----------------------------
           Merv Adelson                      Director




               *
  ----------------------------
      Lawrence B. Buttenwieser               Director




               *
  ----------------------------
      Edward S. Finkelstein                  Director




               *
  ----------------------------
    Beverly Sills Greenough                  Director




               *
   ---------------------------
          Carla A. Hills                     Director




               *
   ---------------------------
          David T. Kearns                    Director

          Signature                               Title
          ---------                               -----



               *
    --------------------------
        Henry Luce III                       Director




               *
    --------------------------
          Reuben Mark                         Director




               *
    --------------------------
         Michael A. Miles                     Director




                *
     -------------------------
          J. Richard Munro                    Director




               *
     -------------------------
          Donald S. Perkins                   Director




               *
     -------------------------
          Raymond S. Troubh                   Director




               *
     -------------------------
      Francis T. Vincent, Jr.                 Director



                              *By /s/  Peter R. Haje
                                  ------------------------------------
                                               (Attorney-in-Fact)

                                       EXHIBIT INDEX

      Exhibit                                          Sequentially
        No.                   Description              Numbered Page


          4.1         Restated Certificate of                    *
                      Incorporation of the Company as
                      filed with the Secretary of State
                      of the State of Delaware on
                      May 26, 1993 (which is
                      incorporated herein by reference
                      to Exhibit 3 to the Company's
                      Quarterly Report on Form 10-Q for
                      the quarter ended June 30, 1993).

          4.2         Certificate of Ownership and               *
                      Merger merging TWE Holdings Inc.
                      into the Company as filed with the
                      Secretary of State of the State of
                      Delaware on September 24, 1993
                      (which is incorporated herein by
                      reference to Exhibit 3.(i)(b) to
                      the Company's Annual Report on
                      Form 10-K for the year ended
                      December 31, 1993 (the "Company's
                      1993 Form 10-K")).

          4.3         Certificate of the Voting Powers,          *
                      Designations, Preferences and
                      Relative Participating, Optional
                      and Other Rights and
                      Qualifications of Series A
                      Participating Cumulative Preferred
                      Stock of the Company as filed with
                      the Secretary of State of the
                      State of Delaware on January 26,
                      1994 (which is incorporated herein
                      by reference to Exhibit 3.(i)(c)
                      to the Company's 1993 Form 10-K).

          4.4         By-laws of the Company, as amended         *
                      through March 18, 1993 (which is
                      incorporated herein by reference
                      to Exhibit 3.3 to the Company's
                      Annual Report on Form 10-K for the
                      year ended December 31, 1992).

          4.5         Rights Agreement dated as of               *
                      January 20, 1994 between the
                      Company and Chemical Bank, as
                      Rights Agent (which is
                      incorporated herein by reference
                      to Exhibit 4(a) to the Company's
                      Current Report on Form 8-K dated
                      January 20, 1994).

          4.6         Specimen Certificate of the                *
                      Company's Common Stock (which is
                      incorporated herein by reference
                      to Exhibit 4.1 to the Company's
                      Annual Report on Form 10-K for the
                      year ended December 31, 1991).

          5           Opinion with consent of Cravath,
                      Swaine & Moore, counsel of the
                      Company.

          23.1        Consent of Ernst & Young LLP,
                      Independent Auditors.

          23.2        Consent of Deloitte & Touche LLP,
                      Independent Auditors.

          23.3        Consent of Ernst & Young LLP,
                      Independent Auditors (included in
                      Exhibit 23.1).

          23.4        Consent of Arthur Andersen LLP,
                      Independent Public Accountants.

          23.5        Consent of Deloitte & Touche LLP,
                      Independent Auditors.

          23.6        Consent of Price Waterhouse LLP,
                      Independent Accountants.

          23.7        Consent of Cravath, Swaine &
                      Moore, counsel of the Company
                      (included in Exhibit 5).

          24           Powers of Attorney (which is
                       incorporated herein by reference
                       to Exhibit 24 to the Company's
                       Form S-3 Registration Statement
                       dated August 4, 1995 (File No.
                       33-61579)).*

---------------

* Previously filed with the Commission and incorporated in the Registration Statement by reference.

                                                             EXHIBIT 5



                           [Letterhead of]

                       CRAVATH, SWAINE & MOORE







                                                  September 8, 1995


                           Time Warner Inc.


Dear Sirs:

          We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") for the registration of 16,037,160 shares of Common Stock, par value $1.00 per share (the "Shares"), of the Company.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation of the Company, (ii) the By-laws of the Company, (iii) the Agreement and Plan of Merger dated as of February 6, 1995 (the "CVI Merger Agreement"), among CVI, Alan Gerry, the Company and a subsidiary of the Company, the Agreement and Plan of Merger dated as of February 6, 1995 (the "CMP Merger Agreement"), among Cablevision Management Corporation of Philadelphia, Alan Gerry and the Company, the Agreement and Plan of Merger dated as of February 6, 1995 (the "CPI Merger Agreement"), among Cablevision Properties, Inc., Alan Gerry and the Company, the Purchase Agreement dated as of February 6, 1995 (the "Purchase Agreement"), among Alan Gerry, Cablevision Industries Limited Partnership, Cablevision Industries of Tennessee L.P., Cablevision Industries of Saratoga Associates, Cablevision of Fairhaven/Acushnet, Cablevision Industries of Middle Florida, Inc., Cablevision

Industries of Florida, Inc., Cablevision Industries of Delaware, Inc., and ARA Cablevision, Inc., and certain other related agreements (the CVI Merger Agreement, the CMP Merger Agreement, the CPI Merger Agreement, the Purchase Agreement and such other related agreements, collectively, the "Acquisition Agreements"), (iv) the form approved by the Board of Directors of the Company of the Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of the Company ("Series E Certificate of Designations"), and (v) the form approved by the Board of Directors of the Company of the Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred Stock of the Company ("Series F Certificate of Designations").

          Based upon the foregoing, we are of opinion as follows:

          1. The Company is validly existing and in good standing under the laws of the State of Delaware.

          2. The Shares have been duly and validly authorized and, when issued pursuant to the terms of the Acquisition Agreements or the Series E Certificate of Designations or Series F Certificate of Designations (assuming such certificates of designations are duly filed with the Secretary of State of the State of Delaware), will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters".


                                   Very truly yours,



                                   /s/ Cravath, Swaine & Moore

Time Warner Inc.
   75 Rockefeller Plaza
      New York, NY 10019

293A

O

                             Exhibit 23.1


                   CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Time Warner Inc. ("TWI") for the registration of 16,037,160 shares of Time Warner Common Stock, and to the incorporation by reference therein of (i) our reports dated February 7, 1995 with respect to the consolidated financial statements and schedule of TWI and Time Warner Entertainment Company, L.P. included in TWI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995 ("TWI's 1994 Form 10-K"), (ii) our report dated March 3, 1995 with respect to the combined financial statements of the Time Warner Service Partnerships incorporated by reference in TWI's 1994 Form 10-K, and (iii) our reports dated July 28, 1995 with respect to the financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries for each of the three years in the period ended July 31, 1994, and Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries for each of the three years in the period ended December 31, 1994, included in the Current Report on Form 8-K of TWI dated August 14, 1995, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


New York, New York
September 8, 1995

                             Exhibit 23.2


                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Time Warner Inc. on Form S-3 of our report dated March 10, 1995, with respect to the consolidated financial statements of Summit Communications Group, Inc. incorporated by reference in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
September 8, 1995

                             Exhibit 23.4


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement on Form S-3.





                                   /s/ ARTHUR ANDERSEN LLP

                                   ARTHUR ANDERSEN LLP






Stamford, Connecticut,
  September 8, 1995

                             Exhibit 23.5


                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Time Warner Inc. on Form S-3 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Houston, Texas
September 8, 1995

                             Exhibit 23.6

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Time Warner Inc., relating to the acquisition of Cablevision Industries Incorporated, of our report on the Paragon Communications financial statements and schedule dated January 19, 1995, except as to Note 6, which is as of January 27, 1995, which appears on page F-82 of the Annual Report on Form 10-K of Time Warner Entertainment Company, L.P. for the year ended December 31, 1994, which is incorporated by reference in the Time Warner Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Denver, Colorado
September 8, 1995